EXHIBIT 23-1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-52825, 33-52827 and 33-43075 on Form S-8, 33-55665 and 33-57115 on Form
S-3 and Post-Effective Amendment No.1 to Registration Statement No.33-21930-99 on form S-8 of MCN Corporation of our reports dated February 8, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1995.



DELOITT & TOUCHE LLP
Detroit, Michigan
March 1, 1996